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                                                                Exhibit 23.1


                            PENDER NEWKIRK & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                             100 SOUTH ASHLEY DRIVE
                                   SUITE 1650
                                 TAMPA, FL 33602





                         Consent of Independent Auditors


We hereby consent to the use of our Auditors' opinion, dated April 8, 1999, in the March 31, 1999 Form 10-SB to be filed by The Rose Group Corporation of Nevada, Inc. accompanying the financial statements of The Rose Group Corporation of Nevada, Inc. as of December 31, 1998 and 1997 and the results of operations and its cash flows for the years ended December 31, 1998 and 1997.




Pender Newkirk & Company
Certified Public Accountants
Tampa Florida
July 21, 1999